May 30, 1997

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


                    Re:  Prudential Jennison Series Fund,
Inc.
                         File No. 33-61997 and 811-7374


Ladies and Gentlemen:

     Enclosed  is  one  (1) copy of the of  the  Semi-Annual
Report  on  Form N-SAR for Prudential Jennison Series  Fund,
Inc. for the period ended March 31, 1997. The Form N-SAR was filed using the Edgar system.



                                   Very truly yours,



                                   /s/ Marguerite E. H.
Morrison
                                   Marguerite E.H. Morrison
                                   Assistant Secretary

MEHM/ln
Enc.
This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of May, 1997.







             Prudential Jennison Series Fund, Inc.





Witness:/s/ Marguerite E. H. Morrison   By: /s/ Grace C.
Torres
        Marguerite E.H. Morrison           Grace C. Torres
        Assistant Secretary                Treasurer

                 PRUDENTIAL JENNISON FUND, INC.
                       ONE SEAPORT PLAZA
                      NEW YORK, NY  10292




                                   May 30, 1996



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Prudential Jennison Fund, Inc.
          File No. 811-7343


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-
SAR  for the above referenced Fund, for the six-month period
ended   March  31,  1996.   The  enclosed  is  being   filed
electronically via the EDGAR System.

      The filing fee in the amount of $125 has been wired to the Fund's account at Mellon Bank.

                                   Yours truly,

                                   /s/ S. Jane Rose

                                   S. Jane Rose
                                   Secretary

Enclosure














PJF-NSAR.396



      This report is signed on behalf of the Registrant in the City of New York and State of New York on the 30th day of May, 1996.



                 Prudential Jennison Fund, Inc.



Witness:/s/ S. Jane Rose           By:/s/Eugene S. Stark
        S. Jane Rose                  Eugene S. Stark
        Secretary                     Treasurer